Exhibit 3.1

CERTIFICATE OF LIMITED PARTNERSHIP

OF

CVR REFINING, LP

This Certificate of Limited Partnership, dated September 17, 2012, has been duly executed and is filed pursuant to Sections 17-201 and 17-204 of the Delaware Revised Uniform Limited Partnership Act (the “Act”) to form a limited partnership (the “Partnership”) under the Act.

1. Name. The name of the Partnership is “CVR Refining, LP”.

2. Registered Office; Registered Agent. The address of the registered office required to be maintained by Section 17-104 of the Act is:

Corporation Service Company

2711 Centerville Road, Suite 400

Wilmington, Delaware 19808

The name and the address of the registered agent for service of process required to be maintained by Section 17-104 of the Act are:

c/o Corporation Service Company

2711 Centerville Road, Suite 400,

Wilmington, Delaware 19808

3. General Partner. The name and the business, residence or mailing address of the general partner are:

CVR Refining GP, LLC

2277 Plaza Drive, Suite 500

Sugar Land, Texas 77479

EXECUTED as of the date written first above.

CVR REFINING, LP

By:	CVR Refining GP, LLC, its general partner

By:	/s/ Christian Mathiesen
Christian Mathiesen Authorized Person